As filed with the Securities and Exchange Commission on March 30, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSENTERIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-2962080
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, NC 27560

(919) 765-8400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph P. Slattery

EVP and Chief Financial Officer

635 Davis Drive, Suite 300

Morrisville, NC 27560

(919) 765-8400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Mary J. Mullany, Esquire

Ballard Spahr LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103

(215) 864-8631

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common stock, par value $0.001 per share	2,531,195	$1.655	$4,189,128	$521.55

(1)	Represents (i) 1,286,449 shares of common stock issued to a stockholder in a private placement transaction (the “Private Placement”) and (ii) shares issuable upon the exercise of outstanding warrants to acquire 1,244,746 shares of common stock. The shares issued in the Private Placement may be sold by the holder from time to time after the expiration of a lock-up agreement and pledge agreement term, which will end on March 22, 2020, pursuant to the prospectus contained herein. The warrants were issued in connection with the Company’s entry into that certain Loan and Security Agreement, dated May 10, 2017 among Innovatus Life Sciences Lending Fund I, LP, the other lenders from time to time party thereto, and TransEnterix, Inc. Such shares may be offered for resale by the holders of the Warrants pursuant to the prospectus contained herein.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act, based upon the average of the high and low sales price of our common stock as reported on the NYSE American on March 26, 2018.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The holders of the common stock and warrants may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 30, 2018

PROSPECTUS

2,531,195 Shares of Common Stock

This prospectus relates to resale, from time to time (1) of 1,286,449 shares of common stock, par value $0.001 per share, or the Shares, by Great Belief International Ltd., or GBIL, or a permitted transferee of GBIL and (2) by the holders of the Warrants named herein, of up to 1,244,746 shares of our common stock, or the Warrant Shares, which are issuable upon the exercise of warrants, or the Warrants, issued to Innovatus Life Sciences Lending Fund I, LP and Innovatus Life Sciences Offshore Fund I, LP, or the Warrant Holders, pursuant to that certain Loan and Security Agreement, dated May 10, 2017, or the Loan Agreement, among Innovatus Life Sciences Lending Fund I, LP, the other lenders from time to time party thereto, and TransEnterix, Inc., or the Company. Each Warrant has an initial exercise price of $1.00 per share and may be exercised, in cash or by a cashless exercise, at the election of the holder, at any time after May 23, 2017, the date of issuance, and from time to time thereafter, through and including the fifth anniversary of the issuance date.

The Shares may be sold from time to time by a selling stockholder directly or through one or more broker-dealers, in one or more transactions on the NYSE American, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices, all as more fully described in the section entitled “Plan of Distribution” beginning on page 6 of this prospectus. The Company will receive no proceeds from the resale of the Shares.

Upon the exercise of the Warrants, the Warrant Shares registered for the account of the holders may be sold from time to time by the holders directly or through one or more broker-dealers, in one or more transactions on the NYSE American, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices, all as more fully described in the section entitled “Plan of Distribution” beginning on page 6 of this prospectus.

We may receive up to $1,244,746 upon the exercise of the Warrants, if and when a Warrant Holder elects to exercise such Warrants for cash. Any amounts received from such exercises will be used for working capital and other general corporate purposes. We will not receive any proceeds from the sale of the common stock underlying the Warrants. All costs and expenses incurred in connection with the registration under the Securities Act of 1933, as amended, or the Securities Act, of the offering made hereby will be paid by us, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and stock transfer and other taxes attributable to the sale of the shares, which will be paid by the holders.

We are registering the offer and sale of the Shares and the Warrant Shares pursuant to certain registration rights granted to the selling stockholders. The registration of these shares of common stock does not necessarily mean that the holders will exercise the Warrants or that the Shares or the Warrant Shares will be offered or sold by the selling stockholders.

Our common stock is traded on the NYSE American under the symbol “TRXC.” On March 29, 2018, the closing price of our common stock was $1.70 per share.

Investing in our securities involves a high degree of risk. See “RISK FACTORS” on page 4.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                 .

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 4 and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. As used in this prospectus, the terms “TransEnterix,” “the Company,” “we,” “us,” and “ours” refer to TransEnterix, Inc.

Company Overview

TransEnterix is a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery by addressing the clinical and economic challenges associated with current laparoscopic and robotic options in today’s value-based healthcare environment. The Company is focused on the commercialization of the Senhance™ Surgical System, which digitizes laparoscopic minimally invasive surgery. The system allows for robotic precision, haptic feedback, surgeon camera control via eye sensing and improved ergonomics while offering responsible economics.

The Senhance System has been granted a CE Mark in Europe for laparoscopic abdominal and pelvic surgery, as well as limited thoracic operations excluding cardiac and vascular surgery. In April 2017, the Company submitted a 510(k) application to the FDA for the Senhance System. On October 13, 2017, the Company received 510(k) clearance from the FDA for use in laparoscopic colorectal and gynecologic surgery. These indications cover 23 procedures, including benign and oncologic procedures. We anticipate expanding the indications for use in the middle of 2018. The Senhance System is available for sale in the U.S., the EU and select other countries.

The Senhance System is a multi-port robotic surgery system which allows multiple robotic arms to control instruments and a camera. The system features advanced technology to enable surgeons with haptic feedback and the ability to move the camera via eye movement. The system replicates laparoscopic motion that is familiar to experienced surgeons, and integrates three-dimensional high definition, or 3DHD, vision technology. The Senhance System also offers responsible economics to hospitals by offering robotic technology with reusable instruments thereby reducing additional costs per surgery when compared to other robotic solutions.

The Company has also developed the SurgiBot™ System, a single-port, robotically enhanced laparoscopic surgical platform. On December 18, 2017, the Company announced that it had entered into an agreement with GBIL to advance the SurgiBot System towards global commercialization. The agreement transfers ownership of the SurgiBot System assets, while the Company retains the option to distribute or co-distribute the SurgiBot System outside of China. Upon completion of the transfer of all SurgiBot System assets, GBIL will have the SurgiBot System manufactured in China and obtain Chinese regulatory clearance from the China Food and Drug Administration, or CFDA, while entering into a nationwide distribution agreement with China National Scientific and Instruments and Materials Company, or CSIMC, for the Chinese market. The agreement provides the Company with proceeds of at least $29 million, of which $7.5 million was received in December 2017 and $7.5 million was received in March 2018. The $7.5 million received in March 2018 included a $3.0 million equity investment at $2.33 per share for the purchase of the Shares. The remaining $14 million, representing minimum royalties, will be paid beginning at the earlier of receipt of Chinese regulatory approval or five years.

We believe that future outcomes of minimally invasive surgery will be enhanced through our combination of more advanced tools and robotic functionality, which are designed to: (i) empower surgeons with improved precision, dexterity and visualization; (ii) improve patient satisfaction and enable a desirable post-operative recovery; and (iii) provide a cost-effective robotic system, compared to existing alternatives today, for a wide range of clinical applications. Our strategy is to focus on the development and commercialization of the Senhance System.

The Company operates in one business segment.

Company Information

We were organized as a Delaware corporation on August 19, 1988. Our principal executive offices are located at 635 Davis Drive, Suite 300, Morrisville, NC 27560. Our phone number is (919) 765-8400 and our Internet address is www.transenterix.com. The information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

THE OFFERING

GBIL is offering for sale, from time to time after satisfaction of the pledge period described below, the Shares. The Company will receive no proceeds from the sale of the Shares. In conjunction with the second closing under the SurgiBot sale agreement, GBIL entered into a Pledge Agreement with the Company under which it pledged the Shares as security for its obligations under the SurgiBot sale agreement. The pledge will continue for two years from the date of issuance, or until March 22, 2020.

We are offering up to 1,244,746 Warrant Shares which are issuable upon the exercise of the Warrants. In order to obtain the Warrant Shares underlying the Warrants, the holders thereof must pay the exercise price of $1.00 per share, or exercise the Warrants by a cashless exercise at the election of the holder. The Warrants may be exercised at any time after May 23, 2017, the date of issuance, and from time to time thereafter, through and including the fifth anniversary of the issuance date.

We may receive up to $1,244,746 upon the exercise of the Warrants, if and when a holder elects to exercise such Warrants for cash. We will not receive any proceeds from the sale of the underlying Warrant Shares by the holders. Please see the section titled “Plan of Distribution” on page 6 for more information regarding the offering. Please refer to “Description of Securities,” beginning on page 8 with respect to the description of the Warrants.

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC. By using a resale registration statement, the selling stockholders may, from time to time, offer and sell up to an aggregate of 2,531,195 shares of our common stock in one or more offerings. We may receive up to $1,244,746 upon the exercise of the Warrants, if and when a Warrant holder elects to exercise such Warrants for cash. However, we will not receive any proceeds from the sale of the underlying common stock by any selling stockholder. We may add, update or change in a prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.

This prospectus provides you with a general description of the Company and our securities. For further information about our business and our securities, you should refer to the registration statement and the reports incorporated by reference in this prospectus, as described in “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). We and the selling stockholders have not authorized anyone to provide you with any different information. The selling stockholders are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated in this prospectus regarding our strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those referenced under the heading “Risk Factors.” These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. In addition, any forward-looking statements represent our estimates only as of the date that this prospectus is filed with the SEC, and should not be relied upon as representing our estimates as of any subsequent date. We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves substantial risks. In addition to other information contained in this prospectus and in any accompanying prospectus supplement, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as it may be amended, and in any other documents incorporated by reference into this prospectus, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

USE OF PROCEEDS

Assuming the full exercise for cash of all of the Warrants, we will receive proceeds of $1,244,746. We intend to use any proceeds received from the exercise of the Warrants for cash for working capital and general corporate purposes, including commercialization and regulatory clearance activities for our products. There is no assurance that the holders of the Warrants will elect to exercise any or all of the Warrants, either for cash or at all. We will not receive any proceeds from the sale by the selling stockholders of the Shares or the Warrant Shares.

SELLING STOCKHOLDERS

As described in the prospectus summary, GBIL acquired the Shares in a private placement transaction in connection with the SurgiBot sale agreement, and the Warrant holders may acquire the Warrant Shares upon the exercise of the Warrants. We are registering the Shares and the Warrant Shares pursuant to the registration rights granted to the selling stockholders.

The following table sets forth information as of March 29, 2018, and includes the number of shares of our common stock beneficially owned by the selling stockholders prior to the offering, the number of shares of common stock offered by the selling stockholders, and the number of shares of common stock that will be owned by the selling stockholders upon completion of the offering or offerings pursuant to this prospectus, assuming that GBIL sells all of the Shares, and the Warrant holders fully exercise the Warrants and sell all of the shares of common stock offered hereby. Only those selling stockholders listed below or their transferees, pledgees, donees, assignees, distributees, successors and others who later come to hold any of such selling stockholder’s interest may offer and sell the common stock pursuant to this prospectus. The selling stockholders may offer the shares listed in the table below for sale pursuant to this prospectus and any accompanying prospectus supplement from time to time. Accordingly, no estimate can be given as to the shares of common stock that the selling stockholders will hold upon consummation of any such sales. Beneficial ownership is determined in accordance with the rules of the SEC. There are no material relationships between any of the selling stockholders and us.

	Beneficial Ownership Prior to this Offering		Shares Being	Beneficial Ownership After this Offering
Name of Selling Stockholder	Number	Percent	Offered	Number	Percent
Great Belief International Ltd.	1,286,449	*	1,286,449	0	*
Innovatus Life Sciences Lending Fund I, LP (1)	0	*	1,009,338	0	*
Innovatus Life Sciences Offshore Fund I, LP (1)	0	*	235,408	0	*

*	Holds less than one percent (1%).
(1)	The shares being offered consist solely of shares of common stock underlying the Warrants.

DILUTION

If the Warrants are exercised, your interest will be diluted immediately to the extent of the difference between the exercise price and the as adjusted net tangible book value per share of our common stock after this offering. There is no impact from the resale of the Shares being offered by GBIL, as the Company will receive no proceeds from such resale.

The net tangible book value of our shares of common stock as of December 31, 2017 was approximately $54.8 million, or approximately $0.28 per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of shares of our common stock outstanding. Dilution per share represents the difference between the per share exercise price paid by the Warrant holders upon the exercise of the Warrants, assuming that the Warrants are exercised for cash, and the net tangible book value per share of our common stock.

After giving effect to the cash exercise of all outstanding Warrants at an exercise price of $1.00 per share, our as adjusted net tangible book value as of December 31, 2017 would have been approximately $56.1 million, or approximately $0.28 per share. Though the cash exercise of all outstanding Warrants results in no change to our net tangible book value of approximately $0.28 per share to our existing stockholders, such exercise does result in an immediate dilution in as adjusted net tangible book value of approximately $0.72 per share to the holders of the outstanding Warrants, as illustrated by the following table:

Exercise price per share		$1.00
Net tangible book value per share at December 31, 2017	$0.28
Increase in net tangible book value per share attributable to holders of Warrants upon the exercise of all outstanding warrants for cash	$0.00

As adjusted net tangible book value per share as of December 31, 2017 after giving effect to the exercise of all outstanding Warrants for cash		$0.28

Dilution per share to holders of Warrants upon the exercise of all outstanding warrants for cash		$0.72

The number of shares of our common stock to be outstanding immediately after this offering is based on 199,282,003 shares outstanding as of December 31, 2017. This number of shares excludes as of such date:

•	15,693,675 shares of common stock issuable upon the exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $2.32 per share;

•	11,917,922 shares of common stock issuable upon the exercise of outstanding warrants (excluding the outstanding Warrants relating to the Warrant Shares offered pursuant to this prospectus) at a weighted average exercise price of $1.08 per share;

•	4,394,656 shares of common stock issuable upon vesting of outstanding restricted stock units;

•	6,502,343 shares of common stock available for future issuance under our stock option plans; and

•	2,690,828 shares of common stock issued subsequent to December 31, 2017.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We are offering shares of our common stock issuable upon the exercise of outstanding Warrants which were previously issued in connection with the Company’s entry into the Loan Agreement. The Warrants are exercisable in whole or in part, at the election of the holder, in cash or pursuant to a cashless exercise. The common stock issuable upon the exercise of the Warrants will not be offered through underwriters, or brokers or dealers. We will not pay any compensation in connection with the offering of the shares upon exercise of the warrants.

GBIL, and upon the exercise of the Warrants, the holders of the Warrant Shares, and any transferees, pledgees, donees, assignees, distributees or other successors in interest to the selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock covered by this prospectus on the NYSE American or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law (including underwritten transactions).

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the shares covered under this prospectus. If a selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

Broker-dealers, underwriters and agents engaged by a selling stockholder may arrange for other broker-dealers, underwriters or agents to participate in sales. Broker-dealers, underwriters or agents may receive commissions, discounts or concessions from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA rules.

In connection with the sale of the common stock or interests therein, a selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. A selling stockholder may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. A selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers, underwriters or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers, underwriters or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If a selling stockholder qualifies as an “underwriter,” it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

All costs and expenses incurred in connection with the registration under the Securities Act of the offering made hereby will be paid by us, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders and stock transfer and other taxes attributable to the sale of the shares, which will be paid by the applicable selling stockholders.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

To the extent required, the shares of our common stock to be sold; the names of the selling stockholders; the respective purchase prices and public offering prices; the names of any agents, dealers or underwriters; and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Of the authorized common stock, as of March 29, 2018, there were 201,972,831 shares outstanding and as of March 29, 2018 there were 37,996,818 shares of our common stock reserved for the exercise of outstanding stock options, warrants and restricted stock units. There were approximately 230 record holders as of March 29, 2018. Subject to the prior rights of the holders of any shares of preferred stock which may be issued in the future, the holders of our common stock are entitled to receive dividends from our funds legally available therefor when, as and if declared by our Board of Directors, and are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon the liquidation, dissolution or winding-up of our affairs, subject to the liquidation preference, if any, of any then outstanding shares of preferred stock. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Delaware corporate law. The holders of our common stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our common stock currently issued and outstanding are fully-paid and non-assessable. No dividends have been paid to holders of our common stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Listing

The shares of our common stock are currently listed on the NYSE American under the symbol “TRXC.”

Preferred Stock

Our Board has the authority, without further action by the holders of the outstanding common stock, to issue preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, as to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series.

Warrants

We are offering shares of common stock that are issuable upon the exercise of the Warrants to purchase up to 1,244,746 shares of our common stock. The Warrants were previously issued in connection with our entry into the Loan Agreement. The material terms and provisions of the Warrants are summarized below. This summary is subject to and qualified in its entirety by the form of Warrant which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2017. You should review a copy of the form of Warrant for a complete description of the terms and conditions applicable thereto.

Form

The Warrants were issued to the holders thereof in physical certificated form.

General Terms of the Warrants

Each Warrant represents the right to purchase one share of common stock at an initial exercise price of $1.00 per share. Each Warrant may be exercised, in cash or by a cashless exercise, at the election of the holder, at any time after May 23, 2017, the date of issuance, and from time to time thereafter, through and including the fifth anniversary of the issuance date.

Exercisability

The Warrants became exercisable on May 23, 2017, the date of issuance, and will expire on the five-year anniversary of the date of issuance. The Warrants are exercisable in whole or in part, at the election of the holder, in cash or pursuant to a cashless exercise. If the Warrants are exercised pursuant to a cashless exercise, upon such exercise, the holder would receive the net number of shares of common stock determined according to the formula set forth in the Warrant.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. As to any fraction of a share that the holder would otherwise be entitled to purchase upon such exercise, the number of shares of common stock to be issued shall be rounded down to the nearest whole number.

Adjustment for Stock Splits

The exercise price and the number of shares of common stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, and combinations of our common stock.

Adjustments Upon Future Issuances of Securities

If we declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of stock or other securities or property, but excluding distributions of cash) at any time after the issuance of the Warrants, then, in each such case, the warrant holders shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the warrants.

Treatment of Warrant Upon the Acquisition of the Company

In the event of an Acquisition (as defined below) of the Company in which the consideration to be received by the Company’s stockholders consist solely of cash, solely of Marketable Securities (as defined below) or a combination of cash and Marketable Securities, either (i) the holders of the Warrants shall exercise the warrant or (ii) if the holder elects not to exercise the Warrants, then the warrant will expire immediately prior to the consummation of such Acquisition. Under the Warrants, the term “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing a majority of the Company’s then-total outstanding combined voting power. The term “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and is then current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by the holder of the Warrants in connection with the Acquisition were such holder to exercise the Warrant on or prior to the closing thereof is then traded on a trading market; and (iii) the holder of the Warrants would be able to publicly re-sell, within six (6) months following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by such holder in such Acquisition were such holder to exercise the Warrant in full on or prior to the closing of such Acquisition.

Automatic Conversion Upon Expiration

In the event that, upon the expiration of a Warrant, the fair market value of one share of the Company’s common stock is greater than the exercise price of the Warrant currently in effect on such date, then the Warrant shall automatically be deemed on and as of such date to be exercised in full for all shares of common stock for which it had not previously been exercised.

Authorized Shares

During the period the Warrants are outstanding, we will reserve from our authorized and unissued shares of common stock a sufficient number of shares to provide for the issuance of 100% of the shares of common stock underlying the Warrants upon the exercise thereof.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned. There is currently no trading market for the warrants and a trading market is not expected to develop.

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their warrants.

Amendments

Each Warrant may be amended with the written consent of the holder of such warrant and us.

Listing

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Delaware Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to such date, our board of directors approves either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock, excluding shares held by directors, officers and certain employee stock plans; or

•	on or after the consummation date, the business combination is approved by our board of directors and by the affirmative vote at an annual or special meeting of stockholders holding at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is generally a person who, together with affiliates and associates of such person:

•	owns 15% or more of outstanding voting stock; or

•	is an affiliate or associate of ours and was the owner of 15% or more of our outstanding voting stock at any time within the prior three years.

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that, among others, could have the effect of delaying, deferring or discouraging potential acquisition proposals and could delay or prevent a change of control of the Company. The provisions in our certificate of incorporation and bylaws that may have such effect include:

•	Preferred Stock. As noted above, our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, we could issue preferred stock quickly and easily, which could adversely affect the rights of holders of our common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult.

•	Stockholder Meetings. Under our certificate of incorporation, as amended, and bylaws, special meetings of our stockholders may be called only by the vote of a majority of the entire board of directors or the chairman of the board of directors. Our stockholders may not call a special meeting of the stockholders.

•	Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Ballard Spahr LLP.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents containing such information. This prospectus is part of a registration statement we filed with the SEC. You should rely on the information incorporated by reference in this prospectus and the registration statement. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the SEC. We incorporate by reference the documents listed below, any filings made with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement, and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering; provided, that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 8, 2018; and

•	the description of the Company’s common stock contained in the Registration Statement on Form 8-A filed on April 7, 2014, and any amendments to each such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents. You may request a copy of these filings at no cost by writing or telephoning our Secretary at the following address and telephone number:

TransEnterix, Inc.

Attention: Joshua Weingard, Chief Legal Officer and Secretary

635 Davis Drive, Suite 300

Morrisville, NC 27560

Telephone No.: (919) 765-8400

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register our securities being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules filed thereto. For further information about us and our securities offered by this prospectus, we refer you to the registration statement and the exhibits and schedules filed with the registration statement. Any statement contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement is not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You may read and copy any materials we file with the SEC, including the registration statement, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is http://www.sec.gov. You may also inspect our SEC reports and other information at our website at www.transenterix.com. Information on or accessible through our website is not a part of this prospectus. We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The costs and expenses payable by the Company in connection with the offerings described in this registration statement are set forth below. The selling stockholders will not bear any portion of such expenses.

SEC registration fee	$521.55
Legal fees and expenses	$7,500.00	*
Accounting fees and expenses	$7,500.00	*
Printer costs and expenses	$2,478.45	*

Total	$18,000.00

*	Estimated as permitted under Rule 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

The Delaware General Corporation Law (the “DGCL”) and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws.

Section 145 of the DGCL permits a corporation to indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful.

A similar standard is applicable in the case of derivative actions (i.e., actions brought by or on behalf of the corporation), except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our bylaws provide for the indemnification described above and requires that any such indemnification only be made by the Company upon a determination that the applicable standard of conduct has been met, which determination shall be made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Our bylaws also authorize the Board of Directors, in its discretion, to pay the expenses of any such action in advance of the final disposition of such action upon a written undertaking by such indemnitee to repay such amounts if it shall ultimately be determined that he or she is not entitled to indemnification under the standard set by the DGCL and our bylaws.

Section 102(b)(7) of the DGCL permits, and the Company’s Amended and Restated Certificate of Incorporation provide, that no director shall be personally liable to the Company or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to the Company or its stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (unlawful payment of dividend or unlawful stock purchase or redemption); and

•	from any transaction from which the director derived an improper personal benefit.

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide indemnification to each director or executive officer (the “Indemnitee”) against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee, or on his or her behalf if the Indemnitee is, or is threatened to be made, a party to or participant in any proceeding related to his or her status as a director and/or executive officer of the Company, as long as the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. For proceedings by or in the right of the Company, indemnification is provided as set forth above; provided, however, if applicable law so provides, no indemnification against such expenses will be made in respect of any claim, issue or matter in such proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

Section 145(g) of the DGCL grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following exhibits are filed as part of, or incorporated by reference into this registration statement:

Exhibit Number	Identification of Exhibit

4.1	Form of Warrant to Purchase Stock for warrants issued to Innovatus Life Sciences Lending Fund I, LP (filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on May 10, 2017 and incorporated by reference herein)

10.1	System Sale and Cooperation Agreement, dated December 15, 2017, by and between the Company and Great Belief International Limited (filed as Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 8, 2018 and incorporated by reference herein)

10.2	Loan and Security Agreement, dated May 10, 2017, by and among the Company, TransEnterix Surgical, Inc., TransEnterix International, Inc. and SafeStitch LLC, as Borrower, and Innovatus Life Sciences Lending Fund I, LP, as Lender and Collateral Agent (filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on May 10, 2017 and incorporated by reference herein)

5.1 *	Opinion of Ballard Spahr LLP

23.1 *	Consent of BDO USA, LLP

23.2 *	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

24.1 *	Power of Attorney (on signature page)

*	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in said act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina on the 30th day of March, 2018.

TransEnterix, Inc.

By:	/s/ Todd M. Pope
Todd M. Pope
President and Chief Executive Officer
(principal executive officer)

By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief
Financial Officer
(principal financial officer and
principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Todd M. Pope and Joseph P. Slattery as true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and any additional registration statements filed pursuant to Rule 462, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the SEC), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorney-in-fact and agent, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Todd M. Pope	President, Chief Executive Officer and Director (principal executive officer)	March 30, 2018
Todd M. Pope

Signature	Title	Date

/s/ Joseph P. Slattery	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 30, 2018
Joseph P. Slattery

/s/ Paul A. LaViolette Paul A. LaViolette	Chairman of the Board and a Director	March 30, 2018

/s/ Andrea Biffi	Director	March 30, 2018
Andrea Biffi

/s/ Jane H. Hsiao	Director	March 30, 2018
Jane H. Hsiao, Ph.D.

/s/ William N. Kelley	Director	March 30, 2018
William N. Kelley, M.D.

/s/ Aftab R. Kherani	Director	March 30, 2018
Aftab R. Kherani

/s/ David B. Milne	Director	March 30, 2018
David B. Milne

/s/ Richard C. Pfenniger, Jr.	Director	March 30, 2018
Richard C. Pfenniger, Jr.

/s/ William N. Starling, Jr.	Director	March 30, 2018
William N. Starling, Jr.

II-2